Exhibit 99.1

NEWS RELEASE

Alan Krock Vice President and Chief Financial Officer Tel: 1 408.988.1204	David Climie Vice President Corporate Marketing Tel: 1 408.988.8276	Susan Shaw Manager Communications Tel: 408.988.8515

PMC-Sierra Completes Review of Stock Option Awards

Delays Filing of Form 10Q Report to Reflect Review Results

SANTA CLARA, Calif., August 14, 2006 - PMC-Sierra, Inc. (NASDAQ:PMCS), a leading provider of high-speed broadband communications and storage semiconductors, today announced that its Audit Committee has substantially completed a review of its stock option award practices. This review is being directed by the Audit Committee comprised of independent directors of the Board and has been undertaken with the assistance of independent legal counsel. The Audit Committee has concluded that, while the Company used incorrect accounting measurements dates for certain stock option grants awarded primarily during the years 1998-2001, those errors were not the product of any deliberate misconduct by the Company’s executives, staff, or members of its board of directors.

The Company has concluded that, pursuant to the requirements of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) that were in effect prior to 2006, the accounting measurement dates for certain stock option grants awarded primarily during the years 1998-2001 differ from the measurement dates previously used to determine any stock-based compensation expense for the years 1998-2002. The Company has determined that for certain option grants the allocations to individual recipients and/or the proper documentation of formal corporate approvals had not been completed as of the original accounting measurement dates. As a result, new accounting measurement dates are being applied to the affected option grants. As the majority of the stock options in question were cancelled in an option exchange program in 2002, the new measurement dates will not affect operating results for 2003 and subsequent years.

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The Company expects to make accounting adjustments to stockholders’ equity as at December 31, 2002 and on the balance sheets for all subsequent periods. The effect of the adjustments will be to increase capital stock and paid-in capital and increase accumulated deficit on all balance sheets commencing in 2003. These are offsetting reclassification entries within stockholders’ equity on the balance sheet and the total amount of stockholders’ equity in 2003 and subsequent balance sheets will not change. The amount of the adjustment within stockholders’ equity is presently estimated by the Company to be less than $100 million. The Company does not expect any restatements of income statements or statements of cash flows in 2003 or subsequent periods. The Company also expects that there will be no impact on the Company’s cash position or previously reported revenues.

The review of stock option awards practices has only recently become substantially completed and the restatement of stockholders’ equity at December 31, 2002 and subsequent balance sheets has not yet been concluded. For this reason, the Company did not file its Quarterly Report on Form 10-Q on the due date of August 11, 2006. The Company is using its best efforts to complete and file the Quarterly Report on Form 10-Q for the quarter ended July 2, 2006 as soon as practicable as well as to complete and file with the Securities and Exchange Commission the following additional forms: (i) Annual Report on Form 10-K/A for 2005 containing the restated financial statements for the periods required, and (ii) Quarterly Report on Form 10-Q/A for the first quarter ended April 2, 2006 containing restated balance sheets. As described above, the Company presently believes that certain of its financial statements will not be changed. However, pending final completion of Audit Committee’s review and review by the Company’s independent public accountants, the Company’s prior financial statements and all financial press releases and similar communications issued by the Company should not be relied upon.

About PMC-Sierra

PMC-Sierra™ is a leading provider of broadband communications and storage semiconductors for metro, access, fiber to the home, wireless infrastructure, storage, laser printers and customer premises equipment. PMC-Sierra offers worldwide technical and sales support, including a network of offices throughout North America, Europe, Israel and Asia. The company is publicly traded on the NASDAQ Stock Market under the PMCS symbol and is included in the S&P 500 Index. For more information, visit www.pmc-sierra.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included in this release, other than statements or characterizations of historical fact, are forward- looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words, and include, among others, the amount of anticipated adjustments to stockholders’ equity, the expectation that restatements of income statements or statements of cash flows in 2003 or subsequent periods will not be required, and the expectation that there will be no impact on the Company’s cash position or previously reported revenues. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

These risks and uncertainties include, but are not limited to, the possibility that the Company may not be able to complete the filings with the Securities and Exchange Commission described above by August 16, 2006, the end of the five day extension period allowed for the Company to complete and file Form 10-Q for the fiscal period ended July 2, 2006; that the Company, in consultation with the company’s independent registered public accounting firm, will determine that the proper accounting for the Company’s prior stock option grants differs from the accounting treatment described above; that the Company’s ability to meet the requirements of the NASDAQ Global Market for continued listing of its shares may be impaired; that the Company’s independent auditors may face delays in completing the

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audit of our revised financial statements; that potential claims and proceedings may arise relating to such matters, including shareholder litigation and action by the SEC or other governmental agencies, that may impact the timing of the completion of the restated financials and the filing of the required reports with the SEC; that, as a result of such failure to file reports with the SEC, the Company may be subject to claims that it is in default under or in breach of existing contractual obligations; and that the anticipated accounting adjustments and other factors above could have negative tax or other implications for the Company.

The Company’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss other important risk factors that could contribute to such differences or otherwise affect the Company’s business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made, and the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

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© Copyright PMC-Sierra, Inc. 2006. All rights reserved. PMC is a registered trademark of PMC-Sierra, Inc. in the United States and other countries. PMC-SIERRA, PMCS and “Thinking You can Build On” are trademarks of PMC-Sierra, Inc. Other product and company names mentioned herein may be trademarks of their respective owners.